United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 27, 2014 (Date of earliest event reported: May 20, 2014)

ISORAY, INC. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2014, the Compensation Committee of the Board of Directors of IsoRay, Inc. (the “Company”) decided to increase the salary of Dwight Babcock, the Company’s CEO, to $292,000 annually effective as of July 1, 2014, an increase of 2.5% over his current salary, in line with the increase being given to all other IsoRay employees effective July 1, 2014.  The Committee also awarded Mr. Babcock a $50,000 bonus, payable on or before June 30, 2014, and granted him options to purchase 50,000 shares of common stock, vesting immediately, at an exercise price of $2.17 per share, which was the closing price of the Company’s stock on May 21, 2014 (the date of grant of the options).  The options were granted under the Company’s Amended and Restated 2005 Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 27, 2014

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO